Exhibit 99.1

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

Margaret M. Suto
Investor Relations
716-857-6987
RELEASE DATE: Immediate February 5, 2007
Ronald J. Tanskri
Treasurer
716-857-6981
NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced results for the first quarter of its 2007 fiscal year (the quarter ended December 31, 2006).
HIGHLIGHTS
•	Reported GAAP earnings per share for the quarter of $0.64 were down $0.03 per share from the prior year’s first quarter. Earnings were $0.04 higher in the Exploration and Production segment due to higher production and higher realized crude oil prices and $0.03 higher in the Corporate and All Other category, but those increases were more than offset by lower earnings in the Utility, Pipeline and Storage, Energy Marketing, and Timber segments as a result of warmer weather and lower natural gas prices.
•	Quarterly operating results before items impacting comparability were $0.62 per share, down $0.02 from the prior year’s first quarter.
•	Production of crude oil and natural gas volumes for the quarter increased 0.9 billion cubic feet equivalent (“Bcfe”) to 12.0 Bcfe, in line with the Company’s guidance. The Company’s expected production for the entire 2007 fiscal year remains at the previously announced level of 47 to 52 Bcfe.*
•	The Company is increasing its earnings guidance range for fiscal 2007 by $0.05 per share. The revised guidance range for fiscal 2007 is $2.15 to $2.35 per share.*
•	A conference call is scheduled for Tuesday, February 6, 2007 at 11:00 am Eastern Standard Time.
MANAGEMENT COMMENTS
     Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “The unusually warm, wet weather we experienced in November and December negatively impacted all segments of our business. Lower demand for natural gas reduced Utility and Energy Marketing earnings; lower gas prices reduced the efficiency gas revenues of the Pipeline; and warm, wet, muddy conditions impeded our ability to harvest timber and to drill and complete wells in Pennsylvania. Despite experiencing the warmest weather our operating area
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has seen in the last five years, consolidated operating results declined only a modest $0.02 per share. We now are experiencing colder weather which should allow us to return to our normal timber harvesting rates and catch up on our Appalachian drilling program now that drilling locations can be accessed.”*
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended December 31, 2006 of $54.5 million, or $0.64 per share, a decrease of $2.9 million, or $0.03 per share, from the prior year’s first quarter of $57.4 million or $0.67 per share. (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars).

	Three Months
	Ended December 31,
(in thousands except per share amounts)	2006	2005
Reported GAAP earnings	$54,520	$57,419
Items impacting comparability:
Discontinuance of hedge accounting[1]	(1,888)
Out-of-period symmetrical sharing adjustment[1]		(2,551)

Operating results	$52,632	$54,868

Reported GAAP earnings per share	$0.64	$0.67
Items impacting comparability:
Discontinuance of hedge accounting[1]	(0.02)
Out-of-period symmetrical sharing adjustment[1]		(0.03)

Operating results	$0.62	$0.64

[1]	See discussion of this item below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s operating results when comparing the first quarter of fiscal 2007 to the first quarter of fiscal 2006. Excluding these items, operating results for the current first quarter were $52.6 million, or $0.62 per share, a decrease of $2.2 million, or $0.02 per share, from the prior year’s first quarter. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
(The following discussion of the earnings of each segment is summarized in a tabular form at pages 7 and 8 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Utility Segment
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     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of approximately $17.2 million, or $0.20 per share, for the quarter ended December 31, 2006 decreased $4.6 million or $0.05 per share compared to the prior year’s first quarter. The comparability of the results is impacted by a $2.6 million positive out-of-period adjustment recorded in the first quarter of fiscal 2006 to correct Distribution’s calculation of the symmetrical sharing component of New York’s gas adjustment rate. The remaining decrease is mainly due to lower usage per customer account during the quarter.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $13.7 million, or $0.16 per share, for the quarter ended December 31, 2006, decreased $2.2 million, or $0.03 per share, when compared with the same period in the prior fiscal year. The comparability of the results for the quarter is impacted by a $1.9 million gain associated with the prepayment this quarter of the project financing debt for the Empire State Pipeline. Upon the payment of that debt, the corresponding interest rate collar no longer qualifies for hedge accounting, and gains and losses are no longer deferred. Excluding that gain, operating results decreased $4.1 million mainly due to lower efficiency gas revenue resulting from lower natural gas prices. Also higher throughput realized in the prior year first quarter when Supply and Empire were able to generate additional earnings by utilizing a portion of their system capacity to provide alternate transportation options to customers whose normal natural gas transportation routes were impacted by the hurricanes in the fall of 2005 did not recur this year.
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, in the Gulf Coast region of Texas, Louisiana and Alabama, and in the western provinces of Canada.
     The Exploration and Production segment’s earnings in the first quarter of fiscal 2007 increased $3.3 million or $0.04 per share to $20.7 million or $0.24 per share on a 0.855 Bcfe or 7.6 percent increase in production to 12 Bcfe. A minor drop in oil production was more than offset by an increase in gas production while the drop in natural gas prices was more than offset by the increase in oil prices realized after hedging. While much of the year over year increase in Gulf Coast production is attributable to the resumption of production after last year’s hurricane shut-ins, the 18.5 percent increase in Appalachia production is organic growth attributable to the ramp-up in drilling activity over the past two years and production from those newer wells. For the quarter ended December 31, 2006, the weighted average oil price received by Seneca (after hedging) was $43.74/barrel (“Bbl”), an increase of $10.67/Bbl from the prior year’s quarter.
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This increase in the weighted average oil price was mainly due to the expiration of older hedges. The weighted average natural gas price received by Seneca (after hedging) was $6.93 per thousand cubic feet (“Mcf”), a decrease of $1.51/Mcf from the prior year’s quarter.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.
     The Energy Marketing segment’s earnings for the quarter of $0.5 million compare to earnings of $1.0 million in the first quarter last year. An increase of 11 percent in sales throughput helped offset the impact of fewer spot sales and other operational opportunities when compared to the prior year’s first quarter. Margins were lower due to these reduced opportunities together with higher quarterly operating expenses.
Timber Segment
     The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high quality hardwoods from its New York and Pennsylvania land holdings and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment’s first quarter earnings of $0.2 million compare to $1.5 million in the prior year’s first quarter. Unfavorable weather conditions hindered the harvesting of both veneer and saw logs. This resulted in lower sales of both logs and lumber during the quarter.
Corporate and All Other
     Other direct, wholly-owned subsidiaries of the Company include Horizon Energy Development, Inc., a corporation formerly engaged in the development of international power projects, Horizon LFG, Inc., a corporation engaged, through subsidiaries, in the purchase, processing, transportation and sale of landfill gas, and Horizon Power, Inc. (“Horizon Power”), a corporation that develops and owns independent electric generation facilities which are fueled by natural gas or landfill gas.
     Earnings in the Corporate and All Other category were $2.2 million, an increase of $2.3 million or $0.03 per share when compared to the prior year’s first quarter loss of $0.1 million. The increase is due to higher intercompany interest income on higher cash balances that the companies in this category made available to other segments for their working capital needs.
SHARE REPURCHASES
     During the quarter, the Company repurchased in the open market 1,183,928 shares of its common stock pursuant to the authorization of the Company’s Board of Directors to repurchase up to 8,000,000 shares of its common stock. Through December 31, 2006, the Company has repurchased 3,710,478 shares pursuant to this authorization. For the quarter ended December 31,
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2006, the Company estimates that the calculated diluted earnings per share were increased by $0.007 per share as a result of the share repurchases during the quarter.
     With respect to the earnings guidance discussed below, the Company has not incorporated any additional share repurchases into its earnings per share guidance. The Company continues to view share repurchases as an appropriate use of its cash, and will continue to consider repurchasing shares up to the full 8,000,000 repurchase authorization of its Board of Directors.* The Company cannot predict with any certainty the timing of those repurchases or the impact of those repurchases on the calculation of earnings per share.
EARNINGS GUIDANCE
The Company is increasing its consolidated earnings guidance for fiscal 2007 by $0.05 per share to the range of $2.15 to $2.35 per share.* This increase results primarily from a decrease in the depreciation, depletion and amortization (“DD&A”) expense expected to be incurred in the Exploration and Production segment during the fiscal year. This guidance is still based on the September 21, 2006 commodity pricing incorporated in the Company’s original guidance. To the extent that actual pricing during the remainder of the fiscal year varies from those September 21, 2006 prices, the fiscal year earnings will be affected as detailed in the earnings sensitivity table on page 20 of this release.
EARNINGS TELECONFERENCE
The Company will host a conference call on Tuesday, February 6, 2007, at 11 a.m. (Eastern Standard Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit National Fuel’s Web site at http://www.nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, access is also provided by dialing (toll-free) 1-866-700-6067, and using the passcode “79640993.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “82459115.” Both the webcast and telephonic replay will be available until the close of business on Tuesday, February 13, 2006.
     National Fuel is an integrated energy company with $3.8 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Margaret M. Suto	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

*	-	Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ
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materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that project; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations or from issuances of debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2006

		Pipeline &		Energy		Corporate /
(Thousands of Dollars)	Utility	Storage	E&P	Marketing	Timber	All Other	Consolidated

First quarter 2006 GAAP earnings	$21,753	$15,850	$17,435	$987	$1,464	$(70)	$57,419
Items impacting comparability:
Out-of-period adjustment to symmetrical sharing	(2,551)						(2,551)

First quarter 2006 operating results	19,202	15,850	17,435	987	1,464	(70)	54,868

Drivers of operating results
Lower normalized usage per account	(1,218)						(1,218)

Lower transportation and storage revenues		(1,190)					(1,190)
Lower efficiency gas revenues		(2,652)					(2,652)

Higher crude oil prices			6,077				6,077
Lower natural gas prices			(6,656)				(6,656)
Higher natural gas production			5,118				5,118
Lower crude oil production			(274)				(274)

Lower per unit margins				(449)			(449)

Lower volumes					(1,662)		(1,662)
Lower depletion					418		418

Higher interest income						1,432	1,432

All other / rounding	(810)	(208)	(977)	(46)	(3)	864	(1,180)

First quarter 2007 operating results	17,174	11,800	20,723	492	217	2,226	52,632
Items impacting comparability:
Discontinuance of hedge accounting		1,888					1,888

First quarter 2007 GAAP earnings	$17,174	$13,688	$20,723	$492	$217	$2,226	$54,520

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2006

		Pipeline &		Energy		Corporate /
	Utility	Storage	E&P	Marketing	Timber	All Other	Consolidated

First quarter 2006 GAAP earnings	$0.25	$0.19	$0.20	$0.01	$0.02	$—	$0.67
Items impacting comparability:
Out-of-period adjustment to symmetrical sharing	(0.03)						(0.03)

First quarter 2006 operating results	0.22	0.19	0.20	0.01	0.02	—	0.64

Drivers of operating results
Lower normalized usage per account	(0.01)						(0.01)

Lower transportation and storage revenues		(0.01)					(0.01)
Lower efficiency gas revenues		(0.03)					(0.03)

Higher crude oil prices			0.07				0.07
Lower natural gas prices			(0.08)				(0.08)
Higher natural gas production			0.06				0.06
Lower crude oil production			—				—

Lower per unit margins				—			—

Lower volumes					(0.02)		(0.02)
Lower depletion					—		—

Higher interest income						0.02	0.02

All other / rounding	(0.01)	(0.01)	(0.01)	—	—	0.01	(0.02)

First quarter 2007 operating results	0.20	0.14	0.24	0.01	—	0.03	0.62
Items impacting comparability:
Discontinuance of hedge accounting		0.02					0.02

First quarter 2007 GAAP earnings	$0.20	$0.16	$0.24	$0.01	$—	$0.03	$0.64

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2006	2005
Operating Revenues	$504,240	$710,756

Operating Expenses:
Purchased Gas	242,939	436,778
Operation and Maintenance	99,374	103,628
Property, Franchise and Other Taxes	17,112	17,181
Depreciation, Depletion and Amortization	42,825	43,046

	402,250	600,633

Operating Income	101,990	110,123

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,231	1,264
Interest Income	1,363	1,134
Other Income	715	741
Interest Expense on Long-Term Debt	(16,043)	(18,218)
Other Interest Expense	(1,849)	(1,775)

Income Before Income Taxes	87,407	93,269

Income Tax Expense	32,887	35,850

Net Income Available for Common Stock	$54,520	$57,419

Earnings Per Common Share:
Basic	$0.66	$0.68

Diluted	$0.64	$0.67

Weighted Average Common Shares:
Used in Basic Calculation	82,679,343	84,422,717

Used in Diluted Calculation	84,730,910	86,256,862

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
(Thousands of Dollars)	2006	2006

ASSETS
Property, Plant and Equipment	$4,742,029	$4,703,040
Less — Accumulated Depreciation, Depletion and Amortization	1,846,665	1,825,314

Net Property, Plant and Equipment	2,895,364	2,877,726

Current Assets:
Cash and Temporary Cash Investments	47,598	69,611
Hedging Collateral Deposits	9,760	19,676
Receivables — Net	192,608	144,254
Unbilled Utility Revenue	67,866	25,538
Gas Stored Underground	57,865	59,461
Materials and Supplies — at average cost	32,925	36,693
Unrecovered Purchased Gas Costs	23,991	12,970
Prepaid Pension and Post-Retirement Benefit Costs	60,954	64,125
Other Current Assets	60,205	63,723
Deferred Income Taxes	16,533	23,402

Total Current Assets	570,305	519,453

Other Assets:
Recoverable Future Taxes	79,344	79,511
Unamortized Debt Expense	14,985	15,492
Other Regulatory Assets	76,890	76,917
Deferred Charges	2,068	3,558
Other Investments	90,282	88,414
Investments in Unconsolidated Subsidiaries	13,258	11,590
Goodwill	5,476	5,476
Intangible Assets	30,833	31,498
Fair Value of Derivative Financial Instruments	10,295	11,305
Deferred Income Taxes	6,885	9,003
Other	3,368	4,388

Total Other Assets	333,684	337,152

Total Assets	$3,799,353	$3,734,331

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 82,624,576 Shares and 83,402,670 Shares, Respectively	$82,625	$83,403
Paid in Capital	557,504	543,730
Earnings Reinvested in the Business	781,728	786,013

Total Common Shareholder Equity Before Items of Other Comprehensive Income	1,421,857	1,413,146
Accumulated Other Comprehensive Income	32,991	30,416

Total Comprehensive Shareholders’ Equity	1,454,848	1,443,562
Long-Term Debt, Net of Current Portion	1,095,466	1,095,675

Total Capitalization	2,550,314	2,539,237

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	71,600	—
Current Portion of Long-Term Debt	129	22,925
Accounts Payable	144,164	133,034
Amounts Payable to Customers	27,101	23,935
Dividends Payable	24,770	25,008
Interest Payable on Long-Term Debt	13,803	18,420
Other Accruals and Current Liabilities	31,071	27,040
Fair Value of Derivative Financial Instruments	26,939	39,983

Total Current and Accrued Liabilities	339,577	290,345

Deferred Credits:
Deferred Income Taxes	551,589	544,502
Taxes Refundable to Customers	10,430	10,426
Unamortized Investment Tax Credit	5,919	6,094
Cost of Removal Regulatory Liability	86,907	85,076
Other Regulatory Liabilities	70,995	75,456
Post-Retirement Liabilities	31,512	32,918
Asset Retirement Obligations	78,464	77,392
Other Deferred Credits	73,646	72,885

Total Deferred Credits	909,462	904,749

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$3,799,353	$3,734,331

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	December 31,
(Thousands of Dollars)	2006	2005

Operating Activities:
Net Income Available for Common Stock	$54,520	$57,419
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	42,825	43,046
Deferred Income Taxes	11,198	16,653
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	(18)	1,887
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,717)	(6,439)
Other	5,728	3,159
Change in:
Hedging Collateral Deposits	9,916	39,093
Receivables and Unbilled Utility Revenue	(91,341)	(211,491)
Gas Stored Underground and Materials and Supplies	5,324	5,692
Unrecovered Purchased Gas Costs	(11,021)	(13,735)
Prepayments and Other Current Assets	20,398	17,075
Accounts Payable	11,736	56,580
Amounts Payable to Customers	3,166	(127)
Other Accruals and Current Liabilities	(756)	(554)
Other Assets	1,883	(3,083)
Other Liabilities	(6,810)	15,394

Net Cash Provided by Operating Activities	$43,031	$20,569

Investing Activities:
Capital Expenditures	($65,302)	($70,368)
Investment in Partnership	(1,650)	—
Net Proceeds from Sale of Oil and Gas Producing Properties	2,141	—
Other	(316)	(745)

Net Cash Used in Investing Activities	($65,127)	($71,113)

Financing Activities:
Change in Notes Payable to Banks and Commercial Paper	$71,600	$74,800
Excess Tax Benefits Associated with Stock-Based Compensation Awards	13,717	6,439
Share Repurchases under Repurchase Plan	(42,921)	—
Reduction of Long-Term Debt	(23,005)	(2,110)
Dividends Paid on Common Stock	(25,026)	(24,445)
Proceeds From Issuance of Common Stock	6,743	2,570

Net Cash Provided by Financing Activities	$1,108	$57,254

Effect of Exchange Rates on Cash	(1,025)	147

Net Increase (Decrease) in Cash and Temporary Cash Investments	(22,013)	6,857
Cash and Temporary Cash Investments at Beginning of Period	69,611	57,607

Cash and Temporary Cash Investments at December 31	$47,598	$64,464

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2006	2005	Variance

UTILITY SEGMENT
Revenues from External Customers	$288,782	$431,479	$(142,697)
Intersegment Revenues	4,029	4,121	(92)

Total Operating Revenues	292,811	435,600	(142,789)

Operating Expenses:
Purchased Gas	186,361	320,557	(134,196)
Operation and Maintenance	50,767	51,711	(944)
Property, Franchise and Other Taxes	11,191	11,514	(323)
Depreciation, Depletion and Amortization	9,778	9,977	(199)

	258,097	393,759	(135,662)

Operating Income	34,714	41,841	(7,127)

Other Income (Expense):
Interest Income	284	201	83
Other Income	286	212	74
Other Interest Expense	(7,376)	(6,723)	(653)

Income Before Income Taxes	27,908	35,531	(7,623)
Income Tax Expense	10,734	13,778	(3,044)

Net Income	$17,174	$21,753	$(4,579)

Net Income Per Share (Diluted)	$0.20	$0.25	$(0.05)

	Three Months Ended
	December 31,
	2006	2005	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$29,809	$34,738	$(4,929)
Intersegment Revenues	20,368	21,296	(928)

Total Operating Revenues	50,177	56,034	(5,857)

Operating Expenses:
Purchased Gas	(13)	(16)	3
Operation and Maintenance	14,903	15,316	(413)
Property, Franchise and Other Taxes	4,277	3,956	321
Depreciation, Depletion and Amortization	9,293	9,183	110

	28,460	28,439	21

Operating Income	21,717	27,595	(5,878)

Other Income (Expense):
Interest Income	84	52	32
Other Income	184	208	(24)
Interest Expense on Long-Term Debt	1,839	(318)	2,157
Other Interest Expense	(2,287)	(1,296)	(991)

Income Before Income Taxes	21,537	26,241	(4,704)
Income Tax Expense	7,849	10,391	(2,542)

Net Income	$13,688	$15,850	$(2,162)

Net Income Per Share (Diluted)	$0.16	$0.19	$(0.03)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2006	2005	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$88,709	$82,087	$6,622

Operating Expenses:
Purchased Gas	—	94	(94)
Operation and Maintenance:
General and Administrative Expense	5,571	6,300	(729)
Lease Operating Expense	13,456	13,539	(83)
All Other Operation and Maintenance Expense	2,641	1,972	669
Property, Franchise and Other Taxes (Lease Operating Expense)	1,150	1,208	(58)
Depreciation, Depletion and Amortization	22,008	21,540	468

	44,826	44,653	173

Operating Income	43,883	37,434	6,449

Other Income (Expense):
Interest Income	2,543	1,841	702
Other Interest Expense	(12,947)	(12,429)	(518)

Income Before Income Taxes	33,479	26,846	6,633
Income Tax Expense	12,756	9,411	3,345

Net Income	$20,723	$17,435	$3,288

Net Income Per Share (Diluted)	$0.24	$0.20	$0.04

	Three Months Ended
	December 31,
	2006	2005	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$83,318	$145,560	$(62,242)

Operating Expenses:
Purchased Gas	81,255	142,829	(61,574)
Operation and Maintenance	1,294	1,231	63
Property, Franchise and Other Taxes	11	10	1
Depreciation, Depletion and Amortization	7	21	(14)

	82,567	144,091	(61,524)

Operating Income	751	1,469	(718)

Other Income (Expense):
Interest Income	62	126	(64)
Other Income	136	99	37
Other Interest Expense	(127)	(62)	(65)

Income Before Income Taxes	822	1,632	(810)
Income Tax Expense	330	645	(315)

Net Income	$492	$987	$(495)

Net Income Per Share (Diluted)	$0.01	$0.01	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2006	2005	Variance

TIMBER SEGMENT
Revenues from External Customers	$11,763	$16,908	$(5,145)
Intersegment Revenues	—	23	(23)

Total Operating Revenues	11,763	16,931	(5,168)

Operating Expenses:
Operation and Maintenance	9,143	11,684	(2,541)
Property, Franchise and Other Taxes	393	380	13
Depreciation, Depletion and Amortization	1,367	2,011	(644)

	10,903	14,075	(3,172)

Operating Income	860	2,856	(1,996)

Other Income (Expense):
Interest Income	316	137	179
Other Income	21	17	4
Other Interest Expense	(803)	(763)	(40)

Income Before Income Taxes	394	2,247	(1,853)
Income Tax Expense	177	783	(606)

Net Income	$217	$1,464	$(1,247)

Net Income Per Share (Diluted)	$—	$0.02	$(0.02)

	Three Months Ended
	December 31,
	2006	2005	Variance

ALL OTHER
Revenues from External Customers	$1,676	$(16)	$1,692
Intersegment Revenues	2,198	4,527	(2,329)

Total Operating Revenues	3,874	4,511	(637)

Operating Expenses:
Purchased Gas	1,828	3,107	(1,279)
Operation and Maintenance	805	874	(69)
Property, Franchise and Other Taxes	20	19	1
Depreciation, Depletion and Amortization	197	199	(2)

	2,850	4,199	(1,349)

Operating Income	1,024	312	712

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,231	1,264	(33)
Interest Income	3	6	(3)
Other Income	12	3	9
Other Interest Expense	(670)	(590)	(80)

Income Before Income Taxes	1,600	995	605
Income Tax Expense	615	425	190

Net Income	$985	$570	$415

Net Income Per Share (Diluted)	$0.01	$0.01	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
	December 31,
(Thousands of Dollars, except per share amounts)	2006	2005	Variance

CORPORATE
Revenues from External Customers	$183	$—	$183
Intersegment Revenues	851	692	159

Total Operating Revenues	$1,034	$692	$342

Operating Expenses:
Operation and Maintenance	1,748	1,867	(119)
Property, Franchise and Other Taxes	70	94	(24)
Depreciation, Depletion and Amortization	175	115	60

	1,993	2,076	(83)

Operating Income	(959)	(1,384)	425

Other Income (Expense):
Interest Income	21,930	19,725	2,205
Other Income	76	202	(126)
Interest Expense on Long-Term Debt	(17,882)	(17,900)	18
Other Interest Expense	(1,498)	(866)	(632)

Income Before Income Taxes	1,667	(223)	1,890
Income Tax Expense	426	417	9

Net Income	$1,241	$(640)	$1,881

Net Income Per Share (Diluted)	$0.02	$(0.01)	$0.03

	Three Months Ended
	December 31,
	2006	2005	Variance

INTERSEGMENT ELIMINATIONS
Operating Revenues	$(27,446)	$(30,659)	$3,213

Operating Expenses:
Purchased Gas	(26,492)	(29,793)	3,301
Operation and Maintenance	(954)	(866)	(88)

	(27,446)	(30,659)	3,213

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(23,859)	(20,954)	(2,905)
Other Interest Expense	23,859	20,954	2,905

Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
			Increase
	2006	2005	(Decrease)
Capital Expenditures:
Utility	$12,879	$12,354	$525
Pipeline and Storage	4,952	6,163	(1,211)
Exploration and Production	46,589	50,923	(4,334)
Energy Marketing	9	5	4
Timber	806	495	311

Total Reportable Segments	65,235	69,940	(4,705)
All Other	29	—	29
Corporate	38	428	(390)

Total Consolidated	$65,302	$70,368	$(5,066)

     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2006	2005	Normal	Last Year
Buffalo, NY	2,260	1,947	2,210	(13.8)	(11.9)
Erie, PA	2,081	1,878	2,048	(9.8)	(8.3)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2006	2005	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,723	1,667	1,056
West Coast	944	1,018	(74)
Appalachia	1,394	1,253	141
Canada	1,721	1,911	(190)

	6,782	5,849	933

Average Prices (Per Mcf)
Gulf Coast	$6.55	$10.74	$(4.19)
West Coast	6.09	11.08	(4.99)
Appalachia	7.22	13.62	(6.40)
Canada	6.39	10.76	(4.37)
Weighted Average	6.58	11.42	(4.84)
Weighted Average after Hedging	6.93	8.44	(1.51)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	202	107	95
West Coast	591	685	(94)
Appalachia	27	10	17
Canada	56	87	(31)

	876	889	(13)

Average Prices (Per Barrel)
Gulf Coast	$56.51	$57.90	$(1.39)
West Coast	51.11	51.34	(0.23)
Appalachia	59.78	61.53	(1.75)
Canada	42.58	43.18	(0.60)
Weighted Average	52.08	51.45	0.63
Weighted Average after Hedging	43.74	33.07	10.67

Total Production (Mmcfe)	12,038	11,183	855

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.46	$0.56	$(0.10)
Lease Operating Expense per Mcfe (1)	$1.21	$1.32	$(0.11)
Depreciation, Depletion & Amortization per Mcfe (1)	$1.83	$1.93	$(0.10)

(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2007

SWAPS	Volume	Average Hedge Price
Oil	0.5 MMBBL	$37.86 / BBL
Gas	4.5 BCF	$7.32 / MCF

No-cost Collars	Volume	Floor Price	Ceiling Price
Oil	0.1 MMBBL	$70.00 / BBL	$77.00 / BBL
Gas	4.1 BCF	$7.93 / MCF	$17.22 / MCF
Hedging Summary for Fiscal 2008

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$51.80 / BBL
Gas	5.1 BCF	$8.31 / MCF

No-cost Collars	Volume	Floor Price	Ceiling Price
Gas	1.4 BCF	$8.83 / MCF	$16.45 / MCF
Gross Wells in Process of Drilling
Quarter Ended December 31, 2006

				Total		Total
	Gulf	West	East	U.S.	Canada	Company
Wells in Process — Beginning Period
Exploratory	4.00	1.00	10.00	15.00	5.00	20.00
Developmental	1.00	5.00	44.00	50.00	0.00	50.00
Wells Commenced
Exploratory	1.00	0.00	3.00	4.00	4.00	8.00
Developmental	0.00	20.00	19.00	39.00	0.00	39.00
Wells Completed
Exploratory	1.00	1.00	0.00	2.00	3.00	5.00
Developmental	0.00	21.00	47.00	68.00	0.00	68.00
Wells Plugged & Abandoned
Exploratory	1.00	0.00	0.00	1.00	0.00	1.00
Developmental	0.00	0.00	1.00	1.00	0.00	1.00
Wells in Process — End of Period
Exploratory	3.00	0.00	13.00	16.00	6.00	22.00
Developmental	1.00	4.00	15.00	20.00	0.00	20.00
Net Wells in Process of Drilling
Quarter Ended December 31, 2006

				Total		Total
	Gulf	West	East	U.S.	Canada	Company
Wells in Process — Beginning Period
Exploratory	2.02	0.50	10.00	12.52	2.13	14.65
Developmental	0.67	5.00	44.00	49.67	0.00	49.67
Wells Commenced
Exploratory	0.50	0.00	2.60	3.10	2.75	5.85
Developmental	0.00	20.00	19.00	39.00	0.00	39.00
Wells Completed
Exploratory	0.35	0.50	0.00	0.85	2.50	3.35
Developmental	0.00	21.00	47.00	68.00	0.00	68.00
Wells Plugged & Abandoned
Exploratory	0.37	0.00	0.00	0.37	0.00	0.37
Developmental	0.00	0.00	1.00	1.00	0.00	1.00
Wells in Process — End of Period
Exploratory	1.80	0.00	12.60	14.40	2.38	16.78
Developmental	0.67	4.00	15.00	19.67	0.00	19.67

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Utility Throughput — (millions of cubic feet — MMcf)

	Three Months Ended
	December 31,
			Increase
	2006	2005	(Decrease)
Retail Sales:
Residential Sales	16,678	19,524	(2,846)
Commercial Sales	2,868	3,443	(575)
Industrial Sales	192	327	(135)

	19,738	23,294	(3,556)
Transportation	15,853	14,342	1,511

	35,591	37,636	(2,045)

Pipeline & Storage Throughput— (MMcf)

	Three Months Ended
	December 31,
			Increase
	2006	2005	(Decrease)
Firm Transportation — Affiliated	29,730	33,225	(3,495)
Firm Transportation — Non-Affiliated	44,697	69,597	(24,900)
Interruptible Transportation	995	3,723	(2,728)

	75,422	106,545	(31,123)

Energy Marketing Volumes

	Three Months Ended
	December 31,
			Increase
	2006	2005	(Decrease)
Natural Gas (MMcf)	11,116	9,975	1,141

Timber Board Feet (Thousands)

	December 31,
			Increase
	2006	2005	(Decrease)
Log Sales	1,709	2,491	(782)
Green Lumber Sales	1,530	1,974	(444)
Kiln Dry Lumber Sales	3,157	4,486	(1,329)

	6,396	8,951	(2,555)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2007 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2007 (Diluted earnings per share guidance*)		from NYMEX prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.15 - $2.35	+ $0.11	- $0.11	+ $0.07	- $0.07
NYMEX Settlement Prices at September 21, 2006

	Natural Gas	Oil
	($ per MMBtu)	($ per Bbl)
Jan-07	$7.881	$63.32
Feb-07	$7.921	$64.03
Mar-07	$7.746	$64.65
Apr-07	$7.166	$65.18
May-07	$7.126	$65.61
Jun-07	$7.221	$65.96
Jul-07	$7.311	$66.25
Aug-07	$7.391	$66.49
Sep-07	$7.476	$66.67

Average	$7.471	$65.35

*	Please refer to forward looking statement footnote at page 5 of this document.

^	This sensitivity table is current as of February 1, 2007 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2006	2005
Quarter Ended December 31 (unaudited)

Operating Revenues	$504,240,000	$710,756,000

Net Income Available for Common Stock	$54,520,000	$57,419,000

Earnings Per Common Share:
Basic	$0.66	$0.68

Diluted	$0.64	$0.67

Weighted Average Common Shares:
Used in Basic Calculation	82,679,343	84,422,717

Used in Diluted Calculation	84,730,910	86,256,862

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$2,105,143,000	$2,134,021,000

Income from Continuing Operations	$135,192,000	$166,104,000
Income from Discontinued Operations, Net of Tax	—	30,365,000

Net Income Available for Common Stock	$135,192,000	$196,469,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.62	$1.98
Income from Discontinued Operations	—	0.36

Net Income Available for Common Stock	$1.62	$2.34

Diluted:
Income from Continuing Operations	$1.58	$1.94
Income from Discontinued Operations	—	0.36

Net Income Available for Common Stock	$1.58	$2.30

Weighted Average Common Shares:
Used in Basic Calculation	83,590,690	83,862,052

Used in Diluted Calculation	85,650,747	85,438,189